UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 14, 2007

The Tube Media Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-86244	84-1557072
(Commission File Number)	(IRS Employer Identification No.)

1451 West Cypress Creek Road, Fort Lauderdale, Florida	33309
(Address of Principal Executive Offices)	(Zip Code)

(954) 714-8100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This document may include a number of "forward-looking statements" as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance and include statements regarding management’s intent, belief or current expectations, which are based upon assumptions about future conditions that may prove to be inaccurate. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, involve risk and uncertainties, and that as a result, actual results may differ materially from those contemplated by such forward-looking statements. Such risks include, among other things, losses and financial condition, liquidity and going concern issues, our ability to obtain financing on acceptable terms, need for additional capital, anti-dilution provisions contained in outstanding securities, the effects of financial restatements, inability to generate sufficient revenues to fund operations, maintaining relationships with broadcast companies, ability to develop advertising revenues, inability to pay payroll taxes, the volatile and competitive markets in which we operate, our limited operating history, our limited financial resources, our ability to manage our growth and the lack of an established trading market for our securities. When considering forward-looking statements, readers are urged to carefully review and consider the various disclosures, including risk factors and their cautionary statements, made by us in this document and in our reports filed with the Securities and Exchange Commission.

Item 1.01 Entry into a Material Definitive Agreement.

The Company received a loan from GT Networks LLC on February 14, 2007, in the amount of $70,000 and on February 22, 2007, the Company received a second advance in the amount of $23,000. This funding represents advances on a larger financial transaction that is currently being negotiated between the companies. The terms of the loans are currently being negotiated. There can be no assurance that such transaction will be completed. There are currently no material relationships between the parties.

Item 1.02 Termination of a Material Agreement

On January 2, 2007, the Company entered into a non-binding letter of intent, dated as of December 27, 2006 (the "LOI"), with AutoMedia, Inc. ("AMI"), a Delaware corporation, which provides for the purchase by AMI of substantially all of the assets of the Company for a total purchase price of $10.0 million in cash, in addition to certain other consideration.

On February 14, 2007 the Company and AMI mutually agreed to terminate the LOI, in a letter dated February 13, 2007. The Company intends to pay AMI all monies borrowed under the LOI plus applicable interest.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Letter of Termination dated as of February 13, 2006 between AutoMedia, Inc. and The Tube Media Corp. (to be filed by amendment or as an exhibit to the Company’s 34 Act reports.)

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TUBE MEDIA CORP.

Dated: February 22, 2007	By:	/s/ D. Patrick LaPlatney
Name: D. Patrick LaPlatney
Title: Chief Executive Officer

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